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                                                                  EXHIBIT 4.1

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION


                        STOCK OPTION GRANT AND AGREEMENT
                                   PURSUANT TO
                             1999 STOCK OPTION PLAN


         STOCK OPTION GRANT AND AGREEMENT made as of the 22nd day of December, 2000 (the "Grant Date"), between INTEGRA LIFESCIENCES HOLDINGS CORPORATION, a Delaware corporation (the "Company"), and STUART M. ESSIG, an employee of the Company (the "Employee").

         WHEREAS, the Company desires to afford the Employee an opportunity to purchase shares of common stock of the Company ("Common Stock"), par value $.01 per share, as hereinafter provided, under the Integra LifeSciences Holdings Corporation 1999 Stock Option Plan (the "Plan"), a copy of which is attached.

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. GRANT OF OPTION. Pursuant to the Amended and Restated Employment Agreement by and between the Employee and the Company dated as of December 22, 2000 (the "Employment Agreement"), the Company hereby grants to the Employee a non-qualified stock option (the "Option") to purchase all or any part of an aggregate of 250,000 shares of Common Stock.

         2. PURCHASE PRICE. The purchase price per share of the shares of Common Stock covered by the Option shall be $11.00. It is the determination of the Company's Stock Option Committee (the "Committee") that on the Grant Date the purchase price per share was not less than the greater of one hundred percent (100%) of the fair market value of the Common Stock, or the par value thereof.

         3. TERM. Unless earlier terminated pursuant to any provision of this Stock Option Grant and Agreement or the Employment Agreement, this Option shall expire on December 21, 2010 (the "Expiration Date"), which date is not more than ten (10) years from the Grant Date. Notwithstanding anything herein to the contrary, this Option shall not be exercisable after the Expiration Date.

         4. EXERCISE OF OPTION. The Committee, using its authority and discretion under Sections 2 and 8(d) of the Plan to set the terms of Options granted under the Plan, has determined that this Option, subject to law and regulation, shall vest and become exercisable in such installments and on such dates, as follows:

                  This Option shall vest and become exercisable with respect to 62,500 shares on the second anniversary of the date hereof. Thereafter, this Option shall vest and become exercisable with respect to 1/36th of the remaining shares on the first business day of each following month. Except as provided in
                  Section 8(i) hereof, this Option shall vest and become exercisable in its entirety, and shall remain exercisable until the Expiration Date, (i) upon the occurrence of a "Change in Control" (as defined in the Employment Agreement), or (ii) upon the receipt of a BONA FIDE two-tier tender offer with respect to the outstanding shares of Common Stock.

                  The portion of the Option that becomes exercisable in accordance with the foregoing shall

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remain exercisable, subject to the provisions contained in this Stock Option
Grant and Agreement, until the expiration of the term of this Option as set forth in Paragraph 3 or until other termination of the Option as set forth in this Stock Option Grant and Agreement.

         5. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Stock Option Grant and Agreement, the Option may be exercised in whole or in part by written notice to the Company, at its principal office, which is located at 311C Enterprise Drive, Plainsboro, New Jersey 08536. Such notice shall state the election to exercise the Option, and the number of shares with respect to which it is being exercised, shall be signed by the person or persons so exercising the Option; shall, unless the Company otherwise notifies the Employee, be accompanied by the investment certificate referred to in Paragraph 6; and shall be accompanied by payment of the full Option price of such shares.

                  The Option price shall be paid to the Company in: (i) cash;
(ii) cash equivalent; (iii) Common Stock of the Company, in accordance with
Section 8(d)(2)(B)(i) of the Plan (as in effect on the date of this Stock Option Grant and Agreement); (iv) any combination of (i)-(iii); or (v) by delivering a properly executed notice of exercise of the Option in accordance with Section 8(d)(2)(B)(iv) of the Plan (as in effect on the date of this Stock Option Grant and Agreement).

                  Upon receipt of such notice and payment, the Company, as promptly as practicable, shall deliver or cause to be delivered a certificate or certificates representing the shares with respect to which the Option is so exercised. Such certificate(s) shall be registered in the name of the person or persons so exercising the Option (or, if the Option is exercised by the Employee and if the Employee so requests in the notice exercising the Option, shall be registered in the name of the Employee and the Employee's spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option is exercised by any person or persons after the legal disability or death of the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that are purchased upon the exercise of the Option as provided herein shall be fully paid and not assessable by the Company.

         6. SHARES TO BE PURCHASED FOR INVESTMENT. Unless the Company has theretofore notified the Employee that a registration statement covering the shares to be acquired upon the exercise of the Option has become effective under the Securities Act of 1933 and the Company has not thereafter notified the Employee that such registration statement is no longer effective, it shall be a condition to any exercise of this Option that the shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. Notwithstanding the foregoing, upon the written request of Employee, the Company shall provide the Employee with a shelf registration pursuant to a registration statement subject to the terms set forth in EXHIBIT B to the Employment Agreement. The Company shall be entitled to delay the transferability of the shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Securities Act of 1933 (or of any rules or regulations promulgated thereunder) or of any state laws or regulations. Such restrictions may, at the option of the Company, be noted or set forth in full on the share certificates. If any law or regulation requires the Company to take any additional action regarding the Common Stock before the Company issues certificates for the Common Stock subject to this Option or before such Common Stock may be transferred by the Employee, the Company shall use its commercially reasonable best efforts to resolve such problem.

         7. TRANSFERABILITY. This Option is not assignable or transferable, in whole or in part, by the Employee other than by will or by the laws of descent and distribution, and during the lifetime of the Employee the Option shall be exercisable only by the Employee or by his/her guardian or legal


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representative. Notwithstanding the foregoing, the Employee may transfer this
Option to (i) a member of his immediate family, (ii) a partnership or limited liability company of which the only partners or members are members of his immediate family, or (iii) a trust established solely for the benefit of his immediate family members. Any transferee of this Option shall hold this Option subject to all of the terms and conditions applicable to this Option prior to such transfer

         8. TERMINATION OF EMPLOYMENT. If the Employee's employment with the Company and all Related Corporations, as defined in the Plan, is terminated for any reason other than death or disability prior to the Expiration Date of this Option as set forth in Paragraph 3, this Option shall vest and become exercisable in the following manner:

              (i) TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION WITHOUT GOOD REASON. If the Employee is terminated for "Cause", as defined in
Section 4.3 of the Employment Agreement, or if the Employee voluntarily leaves his employment with the Company (other than for "Good Reason", as defined in Section 4.4 of the Employment Agreement, or "Disability", as defined in Section 4.2 of the Employment Agreement) prior to December
31, 2005, then the portion of this Option that is vested on the date of termination shall be exercisable until the Expiration Date and the non-vested portion of this Option shall terminate on the date of termination.

              (ii) TERMINATION WITHOUT CAUSE OR BY EMPLOYEE FOR GOOD REASON. If Employee is terminated without "Cause" or terminates employment for "Good Reason", then this Option shall become immediately vested and exercisable and shall remain exercisable in full until the Expiration Date.

              (iii) TERMINATION AFTER DECEMBER 31, 2005. If the Employee's employment terminates for any reason following December 31, 2005 (including if the Employment Agreement is not renewed following December 31, 2005), then this Option shall remain exercisable in full until the Expiration Date.

         9. DISABILITY. If the Employee is terminated for Disability during his employment and prior to the Expiration Date of this Option as set forth in Paragraph 3, the vested portion of this Option shall be exercisable until the later of (i) one year from the date of termination or (ii) December 31, 2005, but in no event beyond the Expiration Date, and the non-vested portion of this Option shall terminate on the date of termination.

         10. DEATH. If the Employee dies during his employment and prior to the Expiration Date, or if the Employee dies during any period following termination of employment but while this Option is still exercisable, then the vested portion of this Option shall be exercisable by the Employee's estate, personal representative or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Employee's death at any time prior to the later of (i) December 31, 2005 or (ii) one (1) year after the Employee's death, but in no event beyond the Expiration Date, and the non-vested portion of this Option shall terminate on the date of Employee's death.

         11. WITHHOLDING OF TAXES. The obligation of the Company to deliver shares of Common Stock upon the exercise of the Option shall be subject to applicable federal, state and local tax withholding requirements. If the exercise of any Option is subject to the withholding requirements of applicable federal, state or local tax laws, the Committee, in its discretion, may permit the Employee, subject to the provisions of the Plan (as in effect on the date of this Stock Option Grant and Agreement) and such additional withholding rules (the "Withholding Rules") as shall be adopted by the Committee, to satisfy the


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withholding tax, in whole or in part, by electing to have the Company withhold
(or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their fair market value on the date of exercise of the Option (or, if later, the date on which the Employee recognizes ordinary income with respect to such exercise). An election to use shares of Common Stock to satisfy tax withholding requirements must be made in compliance with and subject to the Withholding Rules. The Committee may not withhold shares in excess of the number necessary to satisfy the minimum tax withholding requirements.

         12.      ADJUSTMENT OF AND CHANGES IN THE COMMON STOCK.

                  (a) In the event the outstanding shares of the Common Stock shall be changed into an increased number of shares, through a share dividend or a split-up of shares, or into a decreased number of shares, through a combination of shares, then immediately after the record date for such change, the number of shares of Common Stock then subject to the Option shall be proportionately increased, in case of such share dividend or split-up of shares, or proportionately decreased, in case of such combination of shares. In the event the Company shall issue any of its shares of Common Stock or other securities or property (other than common stock which is covered by the preceding sentence), in a reclassification of the Common Stock (including without limitation any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), the Option shall be adjusted so that the Employee shall be entitled to receive upon exercise of the Option the same kind and number of shares or other securities or property which the Employee would have owned or have been entitled to receive after the happening of any of the events described above, had he owned the shares of the Common Stock subject to the Option immediately prior to the happening of such event or any record date with respect thereto, which adjustment shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) In the event the Company shall distribute to all holders of the Common Stock evidences of its indebtedness or assets (including leveraged recapitalizations with special cash distributions), but excluding regular quarterly cash dividends, then in each case the number of shares of Common Stock thereafter subject to the Option shall be determined by multiplying the number of shares theretofore subject to the Option by a fraction, (i) the numerator of which shall be the then current market price per share of Common Stock (as determined in paragraph (c) below) on the record date for such distribution, and
(ii) the denominator of which shall be the then current market price per share of the Common Stock less the then fair value (as mutually determined in good faith by the Board of Directors of the Company (the "Board") and the Employee) of the portion of the assets or evidences of indebtedness so distributed applicable to a share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

                  (c) For the purpose of any computation under paragraph (b) of this Section 12, the current market price per share of the Common Stock at any date shall be deemed to be the average of the daily Stock Prices for 15 consecutive Trading Days commencing 20 Trading Days before the date of such computation. "Stock Price" for each Trading Day shall be the "Fair Market Value" of the Common Stock (as defined in the Plan, as in effect on the date of this Stock Option Grant and Agreement) for such Trading Day. "Trading Day" shall be each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which the Common Stock is not traded on the exchange or in the market which is the principal United States market for the Common Stock.

                  (d) Notwithstanding anything in this Agreement to the contrary, in the event of a spin-off by the Company to its shareholders, the adjustment of the Option shall be determined in an appropriate


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and equitable manner, and it is the intention of the parties hereto that, to the extent practicable, such adjustment shall include an option grant to acquire an equity interest in the spun-off entity.

                  (e) Whenever the number of shares of Common Stock subject to the Option is adjusted as herein provided, the purchase price per share of Common Stock issuable thereunder shall be adjusted by multiplying such purchase price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock subject to the Option immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock subject to the Option immediately thereafter.

                  (f) For the purpose of this Section 12, the term "Common Stock" shall mean (i) the class of Company securities designated as the Common Stock at the date of this Stock Option and Grant Agreement, or (ii) any other class of equity interest resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to the second sentence of Section 12(a) above, the Employee shall become entitled to, upon exercise of the Option, any shares other than the Common Stock, thereafter the number of such other shares issuable on exercise of the Option and the exercise price per share of Common Stock issuable thereunder shall be subject to adjustment from time to time in a manner and on the terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 12 and the provisions of this Stock Option and Grant Agreement with respect to the shares of Common Stock issuable on exercise of the Option shall apply on like terms to any such other shares.

                  (g) In case of any consolidation of the Company or merger of the Company with another corporation as a result of which Common Stock is converted or modified or in case of any sale or conveyance to another corporation of the property, assets and business of the Company as an entirety or substantially as an entirety, the Company shall modify the Option so as to provide the Employee with an option for the kind and amount of shares and other securities and property that he would have owned or have been entitled to receive immediately after the happening of such consolidation, merger, sale or conveyance had the Option, immediately prior to such action, actually been exercised for shares and, if applicable, other securities of the Company subject to the Option. The provisions of this Section 12(g) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  (h) Notwithstanding anything to the contrary contained herein, the provisions of this Section 12 shall not apply to, and no adjustment is required to be made in respect of, any of the following: (i) the issuance of shares of Common Stock upon the exercise of any other rights, options or warrants that entitle the holder to subscribe for or purchase such shares (it being understood that the sole adjustment pursuant to this Section 12 in respect of the issuance of shares of Common Stock upon exercise of rights, options or warrants shall be made at the time of the issuance by the Company of such rights, options or warrants, or a change in the terms thereof); (ii) the issuance of shares of Common Stock to the Company's employees, directors or consultants pursuant to bona fide benefit plans or employment or consulting arrangements adopted by the Company's Board of Directors; (iii) the issuance of shares of Common Stock in a bona fide public offering; (iv) the issuance of shares of Common Stock pursuant to any dividend reinvestment or similar plan adopted by the Company's Board of Directors to the extent that the applicable discount from the current market price for shares issued under such plan does not exceed 5%; and (v) the issuance of shares of Common Stock in any arm's length transaction (including, without limitation, any acquisition, financing, private placement, or, except as provided in Section 12(g), merger or combination or consolidation), directly or indirectly, to any party.

                  (i) In the event the parties hereto cannot agree upon an appropriate and equitable


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adjustment to the Option, the services of an independent investment banker mutually acceptable to Employee and the Company shall (at the sole expense of the Company) be retained to determine an appropriate and equitable adjustment, and such determination shall be binding upon the parties.

                  (j) For purposes of this Stock Grant and Option Agreement, "Affiliate" of an entity or individual means any entity or individual, directly or indirectly, controlling, controlled by or under common control with such entity or individual.

         13. LEGAL FEES. If any contest or dispute shall arise between the Company and the Employee regarding any provisions of this Stock Grant and Option Agreement, the Company shall reimburse the Employee for legal fees and expenses reasonably incurred by Employee in connection with such contest or dispute to the extent set forth in Section 8.1 of the Employment Agreement. The application of this Section 13 (and Section 8.1 of the Employment Agreement) shall survive the termination of the Employment Agreement. Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed) to the extent the Company receives reasonable written evidence of such fees and expenses. Notwithstanding any determination or interpretation by the Committee, any dispute or controversy arising under or in connection with this Agreement, shall be settled exclusively by arbitration in Wilmington, Delaware in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         14. CONSTRUCTION. Except as would be in conflict with any specific provision herein, this Stock Option Grant and Agreement is made under and subject to the provisions of the Plan as in effect on the Grant Date and, except as would conflict with the provisions of this Stock Option Grant and Agreement, all of the provisions of the Plan as in effect on the Grant Date are hereby incorporated herein as provisions of this Stock Option Grant and Agreement. In the event of any such conflict, the terms of this Stock Option Grant and Agreement shall govern.

         15. GOVERNING LAW. This Stock Option Grant and Agreement shall be governed by applicable federal law and otherwise by the laws of the State of Delaware.

         16. AMENDMENT OR MODIFICATION: WAIVER. No provision of this Agreement may be amended, modified or waived unless such amendment or modification is agreed to in writing, signed by the Employee and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.


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         IN WITNESS WHEREOF, the undersigned have executed this Stock Option
Grant and Agreement as of the date first written above.


                                             INTEGRA LIFESCIENCES HOLDINGS
                                                       CORPORATION


                                             By:/s/ Richard E. Caruso
                                                -----------------------------
                                                  Richard E. Caruso, Chairman


                                             /s/ Stuart M. Essig
                                             --------------------------------
                                             STUART M. ESSIG


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